UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):

                                 August 6, 2002


                            ZENEX INTERNATIONAL, INC.
                         (formerly Zenex Telecom, Inc.)
             (Exact name of registrant as specified in its charter)


                           COLORADO 0-24684 73-1587867
         (State or other jurisdiction Commission File No.) (IRS Employer of incorporation) Identification No.)

                     201 S. Robert S. Kerr Avenue, Suite 500
                          Oklahoma City, Oklahoma 73102
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (405) 749-9999
              (Registrant's telephone number, including area code)

     Certain matters that Zenex International, Inc. ("We" or "Zenex") has discussed in this Amendment No. 1 to Form 8-K, including the press release attached as Exhibit 99.1, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology such as:
"may", "might", "could", "would", "believe", "expect", "intend", "plan", "seek", "anticipate", "estimate", "project" or "continue" or the negative thereof or other variations thereon or comparable terminology. The forward-looking statements include statements about the financial results of the combined businesses. Actual results may materially differ due to numerous risks and uncertainties, including the integration and other risks generally associated with acquisitions, the market acceptance of our combined operations, and the risks and uncertainties described in our reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including those risks and uncertainties described under the heading "Risk Factors" in our annual report on Form 10-KSB for the year ended December 31, 2001. We disclaim any intention or obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise.

     We are  amending our Current  Report on Form 8-K dated August 14, 2002,  to
(a) report the closing of the merger previously announced, and (b) file the financial statements and pro forma financial information required by Item 7 of Form 8-K. There is no change in the information previously reported in the Form 8-K other than the filing of the financial statements and pro forma financial information required by Item 7 within the time period specified by Item 7(a)(4) and Item 7(b)(2).

Item 2.    Acquisition or Disposition of Assets.

     On September 30, 2002, Zenex International, Inc., a Colorado corporation ("We" or "Zenex"), acquired Aduddell Roofing & Sheet Metal, Inc., an Oklahoma corporation ("Aduddell Roofing"), pursuant to the merger of our wholly owned subsidiary with and into Aduddell Roofing. Through of the merger, Aduddell Roofing became a wholly owned subsidiary of Zenex. We consummated the merger pursuant to an Agreement and Plan of Split-off and Merger, dated as of September 27, 2002, by and among Zenex, its subsidiary and Aduddell Roofing (the "Merger Agreement").

     Under the Merger Agreement, Aduddell Roofing merged with our subsidiary and was the surviving corporation. In exchange for Aduddell Roofing, we issued 10.0 million shares of our common stock and options to purchase 30.0 million shares at $.04 per share. The merger is being accounted for as a purchase transaction. Before the merger, the assets and liabilities unrelated to Aduddell Roofing's commercial and industrial roofing operations were split-off into a separate corporation, which we did not acquire.

     We were advised in the structuring of the acquisition by the investment banking firm of Benchmark Global Capital Group, Inc., New York, New York. Benchmark issued a fairness opinion to the Zenex board of directors before execution of the Merger Agreement. Aduddell Roofing was owned by Mr. Tim Aduddell. Mr. Aduddell is a director of Zenex and the beneficial holder of a majority of Zenex's outstanding stock.

     We issued a press release on October 1, 2002, announcing the completion of the merger, which is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits


           (a) Financial Statements of Businesses Acquired.

               The financial statements of Aduddell Roofing contained in Exhibit
               99.2 attached hereto are incorporated herein by reference.

           (b) Pro Forma Financial Information.

               The pro forma financial information for Zenex contained in
               Exhibit 99.3 attached hereto is incorporated herein by reference.

           (c) Exhibits

                2.1 Agreement and Plan of Split-off and Merger, dated as of September 27, 2002, by and among Zenex the Company, its subsidiary and Aduddell Roofing.**

               23.1   Consent of Auditors.

               99.1   Press Release of Zenex dated October 1, 2002.

               99.2   Aduddell Roofing & Sheet Metal, Inc. Financial Statements.

               99.3   Zenex International, Inc. Unaudited Pro Forma Combined
                         Condensed Financial Statements.

** Zenex agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ZENEX INTERNATIONAL, INC.
                                                  Registrant


Date:    October 8, 2002                          /s/  Ron Carte
                                                  ------------------------------
                                                  Ron Carte, President and Chief
                                                  Executive Officer

                                INDEX TO EXHIBITS

    Exhibit                      Description

      2.1 Agreement and Plan of Split-off and Merger, dated as of September 27, 2002, by and among Zenex the Company, its subsidiary and Aduddell Roofing.**

     23.1      Consent of Auditors.

     99.1      Press Release of Zenex dated October 1, 2002.

     99.2      Aduddell Roofing & Sheet Metal, Inc. Financial Statements.

     99.3 Zenex International, Inc. Unaudited Pro Forma Combined Condensed Financial Statements.